Exhibit 24
                                                                  Page 1 of 2


                       BALTIMORE GAS AND ELECTRIC COMPANY

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company hereby constitute and appoint C.
H. Poindexter, E. A. Crooke and David A. Brune and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $200,000,000 principal amount of Medium-Term Notes, Series H of said Company, maturing not more than thirty years after the date as of which they are issued, all as authorized by Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company at a meeting held October 16, 1998, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect of said Medium-Term Notes, Series H, to any and all amendments to any registration statement in respect to said Medium-Term Notes, Series H, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 16th day of October, 1998.

                                                      Signature
                                                      ----------
Principal Executive Officer
  and Director                                  /s/ C. H. POINDEXTER
                                               ------------------------
                                                    C. H. Poindexter
                                                  Chairman of the Board
                                                       and Director

Principal Financial and
  Accounting Officer                           /s/ DAVID A. BRUNE
                                              -------------------------
                                                   David A. Brune
                                                   Vice President

                                                     Exhibit 24
                                                     Page 2 of 2
                                                     Power of Attorney
                                                     in connection with the
                                                     registering of
                                                     not exceeding $200 million
                                                     of Medium-Term Notes,
                                                     Series H


                                    Directors


     /s/ H. Furlong Baldwin                      /s/ Douglas L. Becker

     /s/ Beverly B. Byron                        /s/ J. Owen Cole

     /s/ Dan A. Colussy                          /s/ Edward A. Crooke

     /s/ James R. Curtiss                        /s/ Jerome W. Geckle

     /s/ Freeman A. Hrabowski, III               /s/ Nancy Lampton

     /s/ Charles R. Larson                       /s/ George V. McGowan

     /s/ George L. Russel, Jr.                   /s/ Michael D. Sullivan


Dated:  October 16, 1998